EX-99.23(d)(129)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                         A I M CAPITAL MANAGEMENT, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and A I M CAPITAL MANAGEMENT, INC., a Texas corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of October 29, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to reflect a change in sub-adviser from J.P. Morgan Investment Management Inc. to A I M Capital Management, Inc. for the JNL/JPMorgan International Equity Fund, Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/AIM International Growth
Fund).

     WHEREAS, in order to reflect a change in the sub-advisory fee rate for the JNL/AIM Large Cap Growth Fund.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated December 3, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 3, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 3rd day of December, 2007.

JACKSON NATIONAL ASSET                           A I M CAPITAL MANAGEMENT, INC.
MANAGEMENT, LLC


By:      _______________________________         By: __________________________
Name:    MARK D. NERUD                           Name:_________________________
Title:   PRESIDENT                               Title:________________________

                                   SCHEDULE A
                                DECEMBER 3, 2007
                                     (Funds)

  ----------------------------------------------------------------------------
                        JNL/AIM International Growth Fund
  ----------------------------------------------------------------------------
                          JNL/AIM Large Cap Growth Fund
  ----------------------------------------------------------------------------
                            JNL/AIM Real Estate Fund
  ----------------------------------------------------------------------------
                          JNL/AIM Small Cap Growth Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 3, 2007
                                 (Compensation)

  ----------------------------------------------------------------------------
                        JNL/AIM INTERNATIONAL GROWTH FUND
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $250 Million                                              0.40%
  ------------------------------------------------------- --------------------
  Amounts over $250 Million                                       0.35%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                          JNL/AIM LARGE CAP GROWTH FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.40%
  ------------------------------------------------------- --------------------
  Amounts over $150 Million                                       0.35%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                            JNL/AIM REAL ESTATE FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $50 Million                                               0.50%
  ------------------------------------------------------- --------------------
  Amounts over $50 Million                                        0.45%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                          JNL/AIM SMALL CAP GROWTH FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $500 Million                                              0.65%
  ------------------------------------------------------- --------------------
  Amounts over $500 Million                                       0.60%
  ------------------------------------------------------- --------------------